Registration No. 333-___________

As filed with the Securities and Exchange Commission on April 29, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ING LIFE INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

Connecticut
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)

71-0294708
(I.R.S. Employer Identification Number)

One Orange Way
Windsor, Connecticut 06095-4774
1-800-262-3862
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John S. (Scott) Kreighbaum, Esq.
ING
1475 Dunwoody Drive
West Chester, PA 19380-1478
(610) 425-3404
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, check the following box.þ

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.¨

Large accelerated filer ¨	Accelerated Filer ¨
Non-accelerated filer þ (Do not check if a smaller reporting company)	Smaller reporting company ¨

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus referenced herein also relates to Registration
Statement Nos. 333-162140 and 333-164981, as last amended and filed with the United States Securities and
Exchange Commission (“SEC”) on April 7, 2010.

Calculation of Registration Fee

Title of Each Class of
Securities to be	Amount to be Registered	Proposed Maximum	Proposed Maximum	Amount of Registration
Registered		Offering Price Per Unit	Aggregate Offering Price	Fee

Interests in Single	*	*	$250,000,000**	$17,825.00
Premium Deferred
Modified Guaranteed
Annuity Contracts

*	The proposed maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable as these securities are not issued in predetermined amounts or units.

** Pursuant to Rule 429 under the 1933 Act, unsold securities previously registered under Registration Statement
Nos. 333-162140 and 333-164981 are also being carried forward to this Registration Statement.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

Part I of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-164981), as filed with the United States Securities and Exchange Commission (“SEC”) on April 7, 2010 is incorporated herein by reference and made a part of this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Not Applicable.

Item 14. Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes (“CGS”) provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-
770 to 33-778, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against “liability” (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section
33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by two or more disinterested directors, as defined in Section 33-770(3); (b) by special legal counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Connecticut, ING America Insurance Holdings, Inc. maintains
Professional Liability and fidelity bond insurance policies issued by an international insurer. The policies cover
ING America Insurance Holdings, Inc. and any company in which ING America Insurance Holdings, Inc. has a controlling financial interest of 50% or more. These policies include the principal underwriter, as well as the depositor and any/all assets under the care, custody and control of ING America Insurance Holdings, Inc. and/or its subsidiaries. The policies provide for the following types of coverage: errors and omissions/professional liability, employment practices liability, and fidelity/crime.

Item 15. Recent Sales of Unregistered Securities

Not Applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits:

	(1)(i)	Distribution Agreement between ING Life Insurance and Annuity Company on behalf of Variable
Annuity Account B and Directed Services, LLC, dated December 2, 2009 · Incorporated herein by reference to Pre-Effective Amendment Registration Statement on Form S-1 for ING Life Insurance
and Annuity Company as filed with the Securities and Exchange Commission on December 31,
2009 (File No. 333-162140).

(3)(i)	Restated Certificate of Incorporation (amended and restated as of October 1, 2007) of ING Life
Insurance and Annuity Company ·Incorporated by reference to ING Life Insurance and Annuity
Company annual report on Form 10-K (File No. 033-23376), as filed on March 31, 2008.

(3)(ii)	Amended and Restated By-Laws of ING Life Insurance and Annuity Company, effective October 1,
2007 ·Incorporated by reference to the ING Life Insurance and Annuity Company annual report on
Form 10-K (File No. 033-23376), as filed on March 31, 2008.

(4)(i)	Single Premium Deferred Modified Guaranteed Annuity Contract (IU-IA-3096) ·Incorporated herein by reference to Initial Registration Statement on Form S-1 for ING Life Insurance and Annuity
Company as filed with the Securities and Exchange Commission on September 25, 2009 (File No.
333-162140).

(4)(ii)	IRA Endorsement (IU-RA-4021) · Incorporated herein by reference to Pre-Effective Amendment
Registration Statement on Form S-1 for ING Life Insurance and Annuity Company as filed with the
Securities and Exchange Commission on December 31, 2009 (File No. 333-162140).

(4)(iii)	Roth IRA Endorsement (IU-RA-4022) · Incorporated herein by reference to Pre-Effective
Amendment Registration Statement on Form S-1 for ING Life Insurance and Annuity Company as
filed with the Securities and Exchange Commission on December 31, 2009 (File No. 333-162140).

(4)(iv)	Single Premium Deferred Modified Guaranteed Annuity Application (153740)(12/14/2009) ·
Incorporated herein by reference to Pre-Effective Amendment Registration Statement on Form S-1
for ING Life Insurance and Annuity Company as filed with the Securities and Exchange Commission on December 31, 2009 (File No. 333-162140).

(4)(v)	Single Premium Deferred Modified Guaranteed Annuity Application (153740) (02/01/2010) ·
Incorporated herein by reference to Post-Effective Amendment No. 1 to Registration Statement on
Form S-1 for ING Life Insurance and Annuity Company as filed with the Securities and Exchange
Commission on April 7, 2010 (File No. 333-164981).

(5)	Opinion as to Legality, attached.

(10)	Material contracts are listed under Item 15 in the Company’s Form 10-K/A for the fiscal year ended
December 31, 2009, as filed with the Securities and Exchange Commission on April 5, 2010. Each
of the Exhibits so listed is incorporated by reference as indicated in the reports.

(21)	Subsidiaries of the Registrant · Incorporated herein by reference to Item 28 in Post-Effective
Amendment No. 28 to Registration Statement on Form N-6 for Select*Life Variable Account of
ReliaStar Life Insurance Company (File No. 033-57244), as filed with the Securities and Exchange
Commission on April 6, 2010.

(23)(i)	Consent of Independent Registered Public Accounting Firm, attached.

(23)(ii)	Consent of Legal Counsel (included in Exhibit (5) above).

(24)(i)	Powers of Attorney, included in signature page.

(24)(ii)	Certificate of Resolution Authorizing Signature by Power of Attorney ·Incorporated by reference to
Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 033-75986), as
filed on April 12, 1996.

(b)	Financial Statement Schedules:

ING Life Insurance and Annuity Company Form 10-K/A, for the fiscal year ended December 31, 2009, is incorporated by reference in the prospectus. Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)	Rule 415 offerings:

	(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(5)(ii)	That for, the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date: Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of
Pennsylvania, on this 29th day of April, 2010.

By:	ING LIFE INSURANCE AND ANNUITY COMPANY
(REGISTRANT)

By:	/s/ Catherine H. Smith
Catherine H. Smith
President (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints,
John S. (Scott) Kreighbaum, J. Neil McMurdie, Nicholas Morinigo and Michael Pignatella, and each of them individually, such person’s true and lawful attorneys and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-
effective and post-effective amendments). This Registration has been signed by the following persons in the capacities indicated on April 29, 2010.

Signatures	Titles

/s/ Catherine H. Smith
Catherine H. Smith	President and Director
(principal executive officer)

/s/ T. J. McInerney
Thomas J. McInerney	Director and Chairman

/s/ Ewout Steenbergen
Ewout Steenbergen	Director, Executive Vice President and Chief Financial Officer
(principal financial officer)

/s/ Steven T. Pierson
Steven T. Pierson	Senior Vice President and Chief Accounting Officer
(principal accounting officer)

/s/ Donald W. Britton
Donald W. Britton	Director

/s/ Robert G. Leary
Robert G. Leary	Director

/s/ Michael S. Smith
Michael S. Smith	Director

State of New York
County of New York

On the 29th day of April in the year 2010, before me, the undersigned, personally appeared Ewout Steenbergen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC352985
Qualified in New York County
Commission Expires 4-30-2011

State of New York
County of New York

On the 29th day of April in the year 2010, before me, the undersigned, personally appeared Robert G. Leary, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.
Helen M. Scheuer
/s/ Helen M. Scheuer	Notary Public, State of New York
Notary Public	No. 01SC352985
Qualified in New York County
Commission Expires 4-30-2011

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,”
you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the
Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5,
Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

Signature of Agents:

State of Pennsylvania
/s/ John S. Kreighbaum	County of Chester
John S. (Scott ) Kreighbaum
On this, the 29th day of April, 2010, before me Michael T. Zelinsky, the undersigned officer, personally appeared John S. (Scott)
Commonwealth of Pennsylvania	Kreighbaum, known to me (or satisfactorily proven) to be the person
Notarial Seal	whose name is subscribed as attorney in fact for Ewout Steenbergen,
Michael T. Zelinsky, Notary Public	and acknowledged that he executed the same as the act of his principal
West Whiteland Twp., Chester County	for the purposes therein contained.
My Commission Expires Jan. 31, 2012
/s/ Michael T. Zelinsky
Notary Public

State of Pennsylvania
/s/ Nicholas Morinigo	County of Chester
Nicholas Morinigo
On this, the 29th day of April, 2010, before me Michael T. Zelinsky, the undersigned officer, personally appeared Nicholas Morinigo,
Commonwealth of Pennsylvania	known to me (or satisfactorily proven) to be the person whose name is
Notarial Seal	subscribed as attorney in fact for Ewout Steenbergen, and
Michael T. Zelinsky, Notary Public	acknowledged that he executed the same as the act of his principal for
West Whiteland Twp., Chester County	the purposes therein contained.
My Commission Expires Jan. 31, 2012
/s/ Michael T. Zelinsky
Notary Public

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed and acknowledged before me this 29th day of April, 2010, by J. Neil McMurdie, as attorney in fact
Nicole L. Molleur	on behalf of Ewout Steenbergen.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014	/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed and acknowledged before me this 29th day of April, 2010, by Michael A. Pignatella, as attorney in
Nicole L. Molleur	fact on behalf of Ewout Steenbergen.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014	/s/ Nicole L. Molleur
Notary Public

Signature of Agents:

/s/ John S. Kreighbaum	State of Pennsylvania
John S. (Scott ) Kreighbaum	County of Chester

On this, the 29th day of April, 2010, before me Michael T. Zelinsky,
Commonwealth of Pennsylvania	the undersigned officer, personally appeared John S. (Scott)
Notarial Seal	Kreighbaum, known to me (or satisfactorily proven) to be the person
Michael T. Zelinsky, Notary Public	whose name is subscribed as attorney in fact for Robert G. Leary, and
West Whiteland Twp., Chester County	acknowledged that he executed the same as the act of his principal for
My Commission Expires Jan. 31, 2012	the purposes therein contained.

/s/ Michael T. Zelinsky
Notary Public

State of Pennsylvania
/s/ Nicholas Morinigo	County of Chester
Nicholas Morinigo
On this, the 29th day of April, 2010, before me Michael T. Zelinsky, the undersigned officer, personally appeared Nicholas Morinigo,
Commonwealth of Pennsylvania	known to me (or satisfactorily proven) to be the person whose name is
Notarial Seal	subscribed as attorney in fact for Robert G. Leary, and acknowledged
Michael T. Zelinsky, Notary Public	that he executed the same as the act of his principal for the purposes
West Whiteland Twp., Chester County	therein contained.
My Commission Expires Jan. 31, 2012

/s/ Michael T. Zelinsky
Notary Public

State of Connecticut
/s/ J. Neil McMurdie	County of Hartford Town of Windsor
J. Neil McMurdie
The foregoing instrument was executed and acknowledged before me this 29th day of April, 2010, by J. Neil McMurdie, as attorney in fact
Nicole L. Molleur	on behalf of Robert G. Leary.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014	/s/ Nicole L. Molleur
Notary Public

State of Connecticut
/s/ Michael A. Pignatella	County of Hartford Town of Windsor
Michael A. Pignatella
The foregoing instrument was executed and acknowledged before me this 29th day of April, 2010, by Michael A. Pignatella, as attorney in
Nicole L. Molleur	fact on behalf of Robert G. Leary.
Notary Public Within and for
The State of Connecticut
My commission expires: Nov. 30, 2014	/s/ Nicole L. Molleur
Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s
Name) by (Your Signature) as Agent, or (your signature as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory
Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.; You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of the agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5,
Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the
Power of Attorney, you may be liable under the law for your violation.

EXHIBIT INDEX
Exhibit
16(a)(5)	Opinion as to Legality	EX-5
16(a)(23)(i)	Consent of Independent Registered Public Accounting Firm	EX-23.I
16(a)(23)(ii)	Consent of Legal Counsel*
*Included in Exhibit (5) above.